Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
StoneCo Ltd.
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form F-3 No. 333-244404) of StoneCo Ltd (“the Company”),
(2)Registration Statement (Form S-8 No. 333-256860) pertaining to the Employees' Savings Plan of StoneCo Ltd., of our reports dated March 17, 2022, with respect to the consolidated financial statements of the Company and the effectiveness of internal control over financial reporting of the Company included in this Annual Report (Form 20-F) for the year ended December 31, 2021.
/s/ ERNST & YOUNG Auditores Independentes S.S.
São Paulo, Brazil
April 28, 2022